INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Nos. 333-76820, 333-54092, 333-36462, 333-45511, 333-100637, 333-89478, 333-106138,
333-108411, 333-110115 and 333-111416 of Altair Nanotechnologies Inc. and subsidiaries on Form S-3, Registration Statement Nos. 333-64495, 333-33481, 333-99099, and 333-108419 of Altair Nanotechnologies Inc. and subsidiaries on Form S-8 of our report dated March 10, 2004, appearing in this Annual Report on Form 10-K of Altair Nanotechnologies Inc. and subsidiaries for the year ended December 31, 2003.



/s/ DELOITTE & TOUCHE LLP
------------------------------
Salt Lake, Utah
March 25, 2004